Item 1.  Financial Statements

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with the generally accepted accounting principles have been omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the period presented have been made. The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year. These financial statements and notes thereto included in the Company's registration statements and notes thereto included in the Company's registation statement on Form 10KSB, as amended.

                            Info-Quote Service, Inc.

                        (A Development Stage Enterprise)

                                  Balance Sheet

                             As of December 31, 1999


                                               (Unaudited)              (Audited)
                                                March 31                December 31
                                                2000                    1999



 ASSETS
 Current Assets:

 Cash in Bank                                   3,664

 Total Current Assets                           3,664                   $  -

 Fixed Assets

         Office Equipment                       5,500                    5,500
         Total Fixed Assets                     5,500                    5,500

 Total Assets                                  $9,164                   $5,500

 LIABILITIES

 Current Liabilities

  Accounts Payable                              1,100                    1,100
 Total Current Liabilities                      1,100                    1,100

 Noncurrent Liabilities                        10,000                     -
 Note Payable                                  10,000



        Total Liabilities                       11,100                    1,100

 STOCKHOLDERS' EQUITY

 Common Stock

      100,000,000 authorized shares
         par value $.001                        9,000                   9,000
      9,000,000 shares issued
        and outstanding
 Paid in Surplus                                5,500                   5,500
 Retained Earnings                            (16,436)                (10,100)
                                                1,936                   4,400

 Total Liabilities and Equity                  $9,146                  $5,500


                            Info-Quote Service, Inc.

                        (A Development Stage Enterprise)

                             Statement of Operations



                                                                   For the 3 months           From Inception
                                                                     ended March 31               -March 31

                                                                  2000        1999              2000
  Revenue                                                    $    -          $  -           $  -
  Total Revenues                                                  -             -              -
                                                             ---------------- -------------- -------------------
  General and Administrative Expenses

                                                             ---------------- -------------- -------------------
  Consulting                                                      4,150         -             14,250
  Legal and Professional                                          1,800         -              1,800
  Filing Fees                                                       386         -                386

              Total General and Administrative Expenses           6,336         -             16,436

              Income (Loss) from continuing operations

                before income taxes                              (6,336)        -            (16,436)

  Provision for Income Taxes

  Income Tax Benefit                                                  -         -                  -
                                                             ================ ============== ===================
  Provision for Income Taxes                                          -         -                  -
  Net (Loss)                                                     (6,336)        -            (16,436)
                                                             ================ ============== ===================
  Net Loss per share                                             ($0.001)      ($0.000)      ($0.002)
  Weighted Average Number of
   Shares outstanding                                           9,000,000         0         9,000,000

                            Info-Quote Service, Inc.

                        (A Development Stage Enterprise)

                        Statement of Stockholders' Equity

                              As of March 31, 1999


                                                                 $.001 Par       Paid - in     Retained
                                                   Shares          Value          Capital      Earning          Total
Balance January 1, 2000                        9,000,000       $9,000          $  5,500        $(10,100)        $4,400

                                               --------------- --------------- -------------- -------------- ----------------
Net Income (Loss)                                                                               (6,336)         (6,336)

                                               --------------- --------------- -------------- -------------- ----------------
Balance August 31, 1999                        9,000,000        9,000             5,500         (16,436)          1,936
                                               =============== =============== ============== ============== ================

                            Info-Quote Service, Inc.

                        (A Development Stage Enterprise)

                             Statement of Cash Flows


                                                                          For the 3 months       From Inception to
                                                                           ended March 31            December 31,
                                                                           2000        1999             1999
Cash Flows from Operating Activities

Net Income (Loss)                                                      $    (6,336)   $  -         $   (16,436)
Adjustments to Reconcile Excess Contributions to cash
     Provided from operations

     Accounts Payable                                                                                   10,100
                                                                             -------------------------------------------
     Total Adjustments                                                        -          -              10,100

Net Cash Used in Operating Activities                                       (6,336)      -              (6,336)
Cash Flows from Investing Activities
     Fixed Assets                                                               -        -                 -
                                                                         ------------------------------------------
Net Cash used in Investing Activities                                           -        -                 -

Cash Flows from Financing Activities:
     Increase in long-term debt                                             10,000       -              10,000
     Common Stock                                                              -                            -
     Paid in Capital                                                           -                            -
                                                                          -----------------------------------------
Net Cash Used in Financing Activities                                       10,000                      10,000

Net Increase in Cash                                                         3,664       -               3,664

Cash Balance, Begin Period                                                     -         -                -

Cash Balance, End Period                                               $     3,664     $ -        $      3,664
                                                                       ============= ============ ===================